     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2000



                                                      REGISTRATION NO. 333-32760


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                         GLOBAL TELESYSTEMS GROUP, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                             4813                            94-3068423
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer Identification
incorporation or organization)       Classification Code Number)                  Number)

                             ---------------------

                                                                      GRIER C. RACLIN
              4121 WILSON BOULEVARD                                4121 WILSON BOULEVARD
                    8TH FLOOR                                            8TH FLOOR
            ARLINGTON, VIRGINIA 22203                            ARLINGTON, VIRGINIA 22203
                 (703) 236-3100                                       (703) 236-3100
   (Address, including zip code, and telephone       (Name, address, including zip code, and telephone
  number, including area code, of registrant's           number, including area code, of agent for
          principal executive offices)                                   service)

                             ---------------------

                                   Copies to:

                           CHRISTOPHER C. PACI, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                                 (212) 848-8515

                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by GTS in connection with the offering of the securities being hereby registered.

                            ITEM
                            ----
SEC Registration Fee........................................  $26,563
Accounting Fees and Expenses................................    5,000
Legal Fees and Expenses.....................................   10,000
Printing Expenses...........................................   10,000
Miscellaneous...............................................    5,000
                                                              -------
          TOTAL.............................................  $56,563
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     GTS' Certificate of Incorporation (the "Certificate") provides that the GTS' Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The Certificate and the GTS' By-Laws further provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of GTS are covered under directors' and officers' liability insurance policies maintained by GTS.

ITEM 16. EXHIBITS

     (a) Exhibits:

     The following is a list of exhibits filed as a part of this registration statement.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         1.1*******      -- Indenture relating to the 10 1/2% Senior Notes due 2006, dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.2*******      -- Indenture relating to the 11% Senior Notes due 2009,
                            dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.3*******      -- Registration Rights Agreement, dated as of November 24,
                            1999, between Global TeleSystems Europe B V and Initial
                            Purchasers
         2.1***          -- Offer Agreement dated as of December 8, 1998 between the
                            Registrant and Esprit Telecom Telecom Group plc
         2.2***          -- Irrevocable Undertaking by Walter Anderson dated as of
                            December 8, 1998
         2.3***          -- Irrevocable Undertaking by Apax Funds Nominees Limited
                            dated as of December 8, 1998
         2.3(a)***       -- Amendment to the Irrevocable Undertaking by Apax Funds
                            Nominees Limited dated as of December 8, 1998, dated
                            December 12, 1998
         2.4***          -- Irrevocable Undertaking by Gold & Appel Transfer S.A.
                            dated as of December 8, 1998
         2.5***          -- Irrevocable Undertaking by Warburg, Pincus Ventures, L.P.
                            dated as of December 8, 1998
         2.6***          -- Irrevocable Undertaking by Sir Robin Biggam dated as of
                            December 8, 1998
         2.7***          -- Irrevocable Undertaking by John McMonigall dated as of
                            December 8, 1998
         2.8***          -- Irrevocable Undertaking by Roy Merritt dated as of
                            December 8, 1998
         2.9***          -- Irrevocable Undertaking by David Oertle dated as of
                            December 8, 1998
         2.10***         -- Irrevocable Undertaking by Michael Potter dated as of
                            December 8, 1998
         2.11***         -- Irrevocable Undertaking by Dominic Shorthouse dated as of
                            December 8, 1998
         3.1**           -- Certificate of Incorporation of SFMT, Inc.
         3.2**           -- Certificate of Correction to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on October 8, 1993
         3.3**           -- Certificate of Ownership and Merger Merging San
                            Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed
                            with the Delaware Secretary of State on November 3, 1993
         3.4**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on January 12, 1995
         3.5**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on February 22, 1995
         3.6**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on October 16, 1996
         3.7**           -- By-laws of SFMT, Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         3.8**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on December 1, 1997
         3.9**           -- Form of Amended and Restated By-laws of Global
                            TeleSystems Group, Inc. (supersedes By-laws of SFMT, Inc.
                            filed as Exhibit 3.7)
         3.10+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on January 29, 1998
         3.11+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on February 9, 1998.
         3.12+           -- Certificate of Designation of the Series A Preferred
                            Stock of Global TeleSystems Group, Inc.
         3.13++++++      -- Certificate of Designation of the 7 1/4% Cumulative
                            Convertible Preferred Stock of Global TeleSystems Group,
                            Inc.
         3.14++++++++    -- Certificate of Amendment to the Certificate of
                            Incorporation of Global Telesystems Group, Inc. filed
                            with the Delaware Secretary of State on June 18, 1999.
         4.1**           -- Form of Specimen Stock Certificate for Common Stock of
                            the Registrant
         4.2**           -- Indenture dated as of July 14, 1997 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of Senior Subordinated Convertible
                            Bond due 2000 as an exhibit thereto)
         4.3**           -- Registration Rights Agreement, dated as of July 14, 1997, between Global TeleSystems Group, Inc. and UBS Securities
                            LLC.
         4.4**           -- Indenture dated as of August 19, 1997 between Hermes
                            Europe Railtel B.V. and The Bank of New York (including
                            the form of 11 1/2% Senior Note due 2007 as an exhibit
                            thereto)
         4.5**           -- Registration Rights Agreement dated as of August 19, 1997 between Hermes Europe Railtel B.V. and Donaldson, Lufkin
                            & Jenrette Securities Corporation, UBS Securities LLC,
                            and Lehman Brothers, Inc.
         4.6**           -- Form of Rights Agreement between Global TeleSystems
                            Group, Inc. and The Bank of New York, as Rights Agent
         4.7+            -- Indenture dated as of February 10, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of 9 7/8% Senior Notes due 2005 as an
                            exhibit thereto)
         4.8++           -- Indenture dated as of July 8, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York relating
                            to the Company's 5 3/4% Convertible Senior Debentures due
                            2010
         4.9***          -- Registration Rights Agreement dated as of December 8,
                            1998 by and among the Registrant, Apax Funds Nominees
                            Limited and Warburg, Pincus Ventures, L.P.
         4.10*****       -- Registration Rights Agreement dated as of April 23, 1999 by and among Global TeleSystems Group, Inc., and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated, Donaldson
                            Lufkin & Jenrette Securities Corporation, Bear, Stearns &
                            Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers
                            Inc.
         5.1###          -- Opinion of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant respecting the Securities registered hereby.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.1**           -- Senior Note Purchase Agreement, dated as of January 19,
                            1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.1(a)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996
        10.1(b)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996
        10.1(c)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 23, 1996
        10.1(d)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 16, 1996
        10.1(e)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 11, 1997
        10.1(f)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 29, 1997
        10.1(g)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 29, 1997
        10.2**           -- Registration Rights Letter Agreement, dated as of January
                            19, 1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.3**           -- Warrant Agreement, dated as of January 19, 1996, among
                            Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.4**           -- Joint Venture Letter Agreement, dated January 19, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.5             -- Intentionally Omitted
        10.6**           -- Registration Rights Letter Agreement, dated June 6, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.7**           -- Warrant Agreement, dated as of June 6, 1996, between
                            Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.8**           -- Senior Note Purchase Agreement, dated as of February 2,
                            1996, between Global TeleSystems Group, Inc. and Emerging
                            Markets Growth Fund, Inc.
        10.8(a)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996 (see Exhibit No. 10.1(b))
        10.8(b)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.8(c)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 25,
                            1996
        10.8(d)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            10, 1996
        10.8(e)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            16, 1996
        10.8(f)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated December
                            30, 1996
        10.8(g)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated May 13,
                            1997
        10.8(h)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 20,
                            1997
        10.8(i)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 11,
                            1997
        10.8(j)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 21,
                            1997
        10.8(k)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated August 14,
                            1997
        10.8(l)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            29, 1997
        10.9**           -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Emerging Markets Growth Fund, Inc.
        10.10**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Emerging Markets
                            Growth Fund, Inc.
        10.11            -- Intentionally Omitted
        10.12**          -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Capital International Emerging Markets Funds
        10.13**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Capital International
                            Emerging Markets Funds
        10.14+           -- Restated and Amended Global TeleSystems Group, Inc.
                            Non-Employee Directors' Stock Option Plan
        10.15+           -- Restated and Amended GTS-Hermes, Inc. 1994 Stock Option
                            Plan
        10.16**          -- Restricted Stock Grant letter, dated as of January 1,
                            1995
        10.17+++++++     -- Employment Agreement dated as of April 1, 1999 between
                            the Company and H. Brian Thompson
        10.18++++++++    -- Employment Agreement dated as of March 22, 1999 between the Company and Robert Amman

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.19++++++++    -- Employment Agreement dated as of January 3, 1995 between the Company and Gerard Caccappolo
        10.20++++++++    -- Employment Agreement dated as of July 1, 1998 between
                            Esprit Telecom and Hans Peter Kohlhammer
        10.21++++++++    -- Employment Agreement dated as of February 22, 1999
                            between the Company and Robert Schriesheim
        10.22**          -- SFMT, Inc. Equity Compensation Plan
        10.23**          -- Form of Non-Statutory Stock Option Agreement
        10.24+           -- Third Amended and Restated 1992 Stock Option Plan of
                            Global TeleSystems Group Inc. dated as of September 25,
                            1997
        10.25**          -- GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                            Option Grant
        10.26**          -- Agreement on the Creation and Functions of the Joint
                            Venture of EDN Sovintel, dated June 18, 1990
        10.27**          -- Stock Purchase Agreement among Global TeleSystems Group,
                            Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                            Limited, and MTU-Inform, dated September 6, 1995
        10.28**          -- Certificate of Registration of Revised and Amended
                            Foundation Document in the State Registration of
                            Commercial Organizations, dated May 30, 1996
        10.29**          -- Agreement on the Creation and Functions of the Joint
                            Venture Sovam Teleport, dated May 26, 1992
        10.30**          -- Amended and Restated Joint Venture Agreement between GTS
                            Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and
                            Erik Jennes, dated July 6, 1995
        10.31**          -- Amended and Restated Shareholders' Agreement between HIT
                            Rail B.V., GTS-Hermes, Inc., Nationale Maatschappij Der
                            Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                            Hermes Europe Railtel B.V., dated July, 1997
        10.31(a)**       -- Shareholders' Agreement among the Hermes Europe Railtel,
                            B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB
                            Swed Carrier (incorporated by reference to Exhibit 10.1
                            to the Hermes Europe Railtel B.V.'s Registration
                            Statement on Form S-4 (File No. 333-37719) filed on
                            December 11, 1997) (supersedes the Amended and Restated
                            Shareholders' Agreement incorporated by reference as
                            Exhibit 10.31 to this Registration Statement)
        10.32**          -- Company Agreement between The Societe National de
                            Financement, GTS S.A.M. and The Principality of Monaco,
                            dated September 27, 1995
        10.33**          -- Joint Venture Agreement between SFMT-Hungaro Inc. and
                            Montana Holding Vagyonkezelo Kft., dated December 23,
                            1993
        10.34**          -- Joint Venture and Shareholders' Agreement among Gerard
                            Aircraft Sales and Leasing Company, SFMT-Hungaro Inc.,
                            and Microsystem Telecom Rt., dated August 5, 1994
        10.35**          -- Agreement on the Establishment of Limited Liability
                            Company between SFMT-Czech, Inc. and B&H s.r.o., dated
                            July 12, 1994
        10.36**          -- Formation of the Equity Joint Venture between GTS and
                            SSTIC, dated April 12, 1995
        10.37**          -- Contract to Establish the Sino-foreign Cooperative Joint
                            Venture Beijing Tianmu Satellite Communications
                            Technology Co., Ltd, amended, by and between China
                            International Travel Service Telecom Co., Ltd. and
                            American China Investment Corporation, dated March 27,
                            1996
        10.38**          -- Joint Venture Contract between GTS TransPacific Ventures
                            Limited and Shanghai Intelligence Engineering, Inc.,
                            dated March 28, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.39**          -- Agreement between Global TeleSystems Group, Inc. and
                            Cesia S.A., dated June 21, 1997
        10.40**          -- Consulting Agreement between SFMT, Inc. and Alan B.
                            Slifka, dated March 1, 1994
        10.41**          -- Consulting Agreement between Global TeleSystems Group,
                            Inc. and Bernard J. McFadden, dated August 15, 1996
        10.42**          -- Consulting Agreement between CESIA S.A. and Hermes Europe
                            Railtel B.V., dated June 20, 1997
        10.43++          -- Master Agreement, dated June   , 1998 between Ebone
                            Holding Association, Ebone A/S, Hermes Europe Railtel
                            Holdings B.V. and Hermes Europe Railtel (Ireland) Limited
        10.44+++         -- Plusnet Acquisition Agreement between Esprit Telecom
                            Group plc and Plusnet Gesellschaft fur Netzwerk Services
                            GmbH
        10.45****        -- Press Announcement of Esprit Telecom Group plc, dated
                            December 8, 1998, announcing the signing of a definitive
                            offer agreement with Global TeleSystems Group, Inc.
        10.46++++        -- Form of Undertaking of shareholders of NetSource ASA made in connection with the acquisition of NetSource ASA by
                            Global TeleSystems Group, Inc.
        10.47++++        -- Form of Amendment Agreement to the Undertaking of
                            shareholders of NetSource ASA made in connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.48++++        -- Form of Waiver Agreement in made connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.49++++        -- Form of Waiver Agreement with certain shareholders of
                            NetSource ASA made in connection with the acquisition of
                            NetSource ASA by Global TeleSystems Group, Inc.
        10.50+++++       -- Indenture dated as of December 18, 1997 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 11 1/2% Dollar Senior Notes due
                            2007 and 11 1/2% DM Senior Notes due 2007
        10.51+++         -- Indenture dated as of June 24, 1998 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 10 7/8% Dollar Senior Notes due
                            2008 and 11% DM Senior Notes due 2008
        10.52***         -- Supplemental Indenture, dated December 23, 1998 of
                            $230,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.53***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            125,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.54***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            150,000,000 11% Senior Notes due 2008, supplementing the
                            indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer and The Bank of New York, as
                            Trustee, Registrar and Paying Agent

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.55***         -- Supplemental Indenture, dated December 23, 1998 of
                            $150,000,000 10 7/8% Senior Notes due 2008, supplementing
                            the indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent
        10.56*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc., and Apax Funds
                            Nominees Limited and Warburg, Pincus Ventures, L.P. and
                            Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
                            Smith Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation, Bear, Stearns & Co. Inc.,
                            Dresdner Kleinwort Benson North American LLC, BT Alex.
                            Brown Incorporated, Lehman Brothers Inc., Prudential
                            Securities Incorporated, ING Baring Furman Selz LLC,
                            BancBoston Robertson Stephens Inc., CIBC Oppenheimer
                            Corp., ABN AMRO Incorporated, Arnhold and S.
                            Bleichroeder, Inc. and Credit Suisse First Boston
                            Corporation.
        10.57*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc. and Merrill Lynch &
                            Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Bear, Stearns & Co., Inc., BT Alex. Brown Incorporated,
                            and Lehman Brothers Inc.
        10.58*****       -- Agreement for the transfer of Omnicom Shares dated as of
                            April 14, 1999 by and among Alain Nicolazzi, Florent
                            Martenne-Duplan, Philippe Ait Yahia and various other
                            Omnicom shareholders and Esprit Telecom Holdings, Limited
                            and Global TeleSystems Group, Inc.
        12.1++++++       -- Statement Re: Computation of Deficiency of Earnings
                            Available to Cover Fixed Charges
        21.1++++++++     -- List of Subsidiaries of the Registrant
        23.1##           -- Consent of Ernst & Young LLP, Independent Auditors
        23.2##           -- Consent of PricewaterhouseCoopers, Independent
                            Accountants
        23.3##           -- Consent of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant (included in his opinion delivered under
                            Exhibit No. 5.1)
        24.1##           -- Powers of Attorney (included on signature page to this
                            registration statement)
        27.1++++++++     -- Financial Data Schedule extracted from our December 31,
                            1999 audited financial statements

---------------

      # Filed herewith.
     ## To be filed by amendment.

     ### Previously filed.

      * Incorporated by reference to the corresponding exhibit to our Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 23, 1999.
     ** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-36555), filed on September 26, 1997.
     *** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-4 (File No. 333-68511), filed on December 8, 1998.
   **** Incorporated by reference to the corresponding exhibit to the Esprit
        Telecom Group plc Annual Report on Form 20-F for the year ended September 30, 1998, filed on December 24, 1998.
  ***** Incorporated by reference to the corresponding exhibit to our Current
        Report on Form 8-K, dated April 14, 1999 and filed on April 28, 1999 ****** Incorporated by reference to the corresponding exhibit to our Quarterly
        Report on Form 10-Q for the three month period ended March 31, 1999, filed on May 17, 1999
******* Incorporated by reference to the corresponding exhibit to the Global
        TeleSystems Europe B V Registration Statement on Form S-4/A (File No. 333-94339), filed on February 2, 2000.

        + Incorporated by reference to the corresponding exhibit to our Annual
          Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

       ++ Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-52733), filed on May 14, 1998.

      +++ Incorporated by reference to the corresponding exhibit to the Esprit
          Telecom Group plc Registration Statement on Form F-4 (File No. 333-9292), filed on August 13, 1998.

     ++++ Incorporated by reference to the corresponding exhibit to the Global
          TeleSystems Group, Inc. Form 8-K, filed on November 30, 1998.

     +++++ Incorporated by reference to the corresponding exhibit to the Esprit
           Telecom Group plc Registration Statement on Form F-1 (File No. 333-8012), filed on December 10, 1997.

   ++++++ Incorporated by reference to the corresponding exhibit to our Amendment No. 1 Registration Statement on Form S-3 (File No. 333-78097), filed on June 3, 1999.

  +++++++ Incorporated by reference to Exhibit No. 10 to the Company's Report on
          Form 10-Q for the quarter ended March 31, 1999.

 ++++++++ Incorporated by reference to the correspondingly numbered Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item
14 -- Indemnification of Directors and Officers" hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in forms of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 20th day of March, 2000.


                                            GLOBAL TELESYSTEMS GROUP, INC.


                                            By:     /s/ GRIER C. RACLIN

                                              ----------------------------------

                                                Name: Greer C. Raclin


                                                Title: Senior Vice President and
                                                       General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of March, 2000.


                      SIGNATURE                                      TITLE
                      ---------                                      -----

                          *                            Chairman and Chief Executive
-----------------------------------------------------    Officer (principal executive
                  H. Brian Thompson                      officer)

                          *                            President and Director
-----------------------------------------------------
                   Robert J. Amman

                          *                            Executive Vice President-
-----------------------------------------------------    Corporate Development and Chief
                Robert A. Schriesheim                    Financial Officer (principal
                                                         financial and accounting
                                                         officer)

                          *                            Executive Vice Chairman of the
-----------------------------------------------------    Board of Directors
                  Gerald W. Thames

                          *                            Vice Chairman of the Board of
-----------------------------------------------------    Directors
                   Alan B. Slifka

                          *                            Director
-----------------------------------------------------
                      David Dey

                      SIGNATURE                                      TITLE
                      ---------                                      -----

                          *                            Director
-----------------------------------------------------
                     Roger Hale

                          *                            Director
-----------------------------------------------------
                  Bernard McFadden

                          *                            Director
-----------------------------------------------------
                 Stewart J. Paperin

                                                       Director
-----------------------------------------------------
                    W. James Peet

                          *                            Director
-----------------------------------------------------
                    Jean Salmona

                                                       Director
-----------------------------------------------------
                    Frank V. Sica

                          *                            Director
-----------------------------------------------------
                    Adam Solomon

                * /s/ GRIER C. RACLIN
-----------------------------------------------------
                  Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

         1.1*******      -- Indenture relating to the 10 1/2% Senior Notes due 2006, dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.2*******      -- Indenture relating to the 11% Senior Notes due 2009,
                            dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.3*******      -- Registration Rights Agreement, dated as of November 24,
                            1999, between Global TeleSystems Europe B V and Initial
                            Purchasers
         2.1***          -- Offer Agreement dated as of December 8, 1998 between the
                            Registrant and Esprit Telecom Telecom Group plc
         2.2***          -- Irrevocable Undertaking by Walter Anderson dated as of
                            December 8, 1998
         2.3***          -- Irrevocable Undertaking by Apax Funds Nominees Limited
                            dated as of December 8, 1998
         2.3(a)***       -- Amendment to the Irrevocable Undertaking by Apax Funds
                            Nominees Limited dated as of December 8, 1998, dated
                            December 12, 1998
         2.4***          -- Irrevocable Undertaking by Gold & Appel Transfer S.A.
                            dated as of December 8, 1998
         2.5***          -- Irrevocable Undertaking by Warburg, Pincus Ventures, L.P.
                            dated as of December 8, 1998
         2.6***          -- Irrevocable Undertaking by Sir Robin Biggam dated as of
                            December 8, 1998
         2.7***          -- Irrevocable Undertaking by John McMonigall dated as of
                            December 8, 1998
         2.8***          -- Irrevocable Undertaking by Roy Merritt dated as of
                            December 8, 1998
         2.9***          -- Irrevocable Undertaking by David Oertle dated as of
                            December 8, 1998
         2.10***         -- Irrevocable Undertaking by Michael Potter dated as of
                            December 8, 1998
         2.11***         -- Irrevocable Undertaking by Dominic Shorthouse dated as of
                            December 8, 1998
         3.1**           -- Certificate of Incorporation of SFMT, Inc.
         3.2**           -- Certificate of Correction to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on October 8, 1993
         3.3**           -- Certificate of Ownership and Merger Merging San
                            Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed
                            with the Delaware Secretary of State on November 3, 1993
         3.4**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on January 12, 1995
         3.5**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on February 22, 1995
         3.6**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on October 16, 1996
         3.7**           -- By-laws of SFMT, Inc.
         3.8**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on December 1, 1997
         3.9**           -- Form of Amended and Restated By-laws of Global
                            TeleSystems Group, Inc. (supersedes By-laws of SFMT, Inc.
                            filed as Exhibit 3.7)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         3.10+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on January 29, 1998
         3.11+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on February 9, 1998.
         3.12+           -- Certificate of Designation of the Series A Preferred
                            Stock of Global TeleSystems Group, Inc.
         3.13++++++      -- Certificate of Designation of the 7 1/4% Cumulative
                            Convertible Preferred Stock of Global TeleSystems Group,
                            Inc.
         3.14++++++++    -- Certificate of Amendment to the Certificate of
                            Incorporation of Global Telesystems Group, Inc. filed
                            with the Delaware Secretary of State on June 18, 1999.
         4.1**           -- Form of Specimen Stock Certificate for Common Stock of
                            the Registrant
         4.2**           -- Indenture dated as of July 14, 1997 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of Senior Subordinated Convertible
                            Bond due 2000 as an exhibit thereto)
         4.3**           -- Registration Rights Agreement, dated as of July 14, 1997, between Global TeleSystems Group, Inc. and UBS Securities
                            LLC.
         4.4**           -- Indenture dated as of August 19, 1997 between Hermes
                            Europe Railtel B.V. and The Bank of New York (including
                            the form of 11 1/2% Senior Note due 2007 as an exhibit
                            thereto)
         4.5**           -- Registration Rights Agreement dated as of August 19, 1997 between Hermes Europe Railtel B.V. and Donaldson, Lufkin
                            & Jenrette Securities Corporation, UBS Securities LLC,
                            and Lehman Brothers, Inc.
         4.6**           -- Form of Rights Agreement between Global TeleSystems
                            Group, Inc. and The Bank of New York, as Rights Agent
         4.7+            -- Indenture dated as of February 10, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of 9 7/8% Senior Notes due 2005 as an
                            exhibit thereto)
         4.8++           -- Indenture dated as of July 8, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York relating
                            to the Company's 5 3/4% Convertible Senior Debentures due
                            2010
         4.9***          -- Registration Rights Agreement dated as of December 8,
                            1998 by and among the Registrant, Apax Funds Nominees
                            Limited and Warburg, Pincus Ventures, L.P.
         4.10*****       -- Registration Rights Agreement dated as of April 23, 1999 by and among Global TeleSystems Group, Inc., and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated, Donaldson
                            Lufkin & Jenrette Securities Corporation, Bear, Stearns &
                            Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers
                            Inc.
         5.1#            -- Opinion of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant respecting the Securities registered hereby.
        10.1**           -- Senior Note Purchase Agreement, dated as of January 19,
                            1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.1(a)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.1(b)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996
        10.1(c)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 23, 1996
        10.1(d)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 16, 1996
        10.1(e)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 11, 1997
        10.1(f)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 29, 1997
        10.1(g)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 29, 1997
        10.2**           -- Registration Rights Letter Agreement, dated as of January
                            19, 1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.3**           -- Warrant Agreement, dated as of January 19, 1996, among
                            Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.4**           -- Joint Venture Letter Agreement, dated January 19, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.5             -- Intentionally Omitted
        10.6**           -- Registration Rights Letter Agreement, dated June 6, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.7**           -- Warrant Agreement, dated as of June 6, 1996, between
                            Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.8**           -- Senior Note Purchase Agreement, dated as of February 2,
                            1996, between Global TeleSystems Group, Inc. and Emerging
                            Markets Growth Fund, Inc.
        10.8(a)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996 (see Exhibit No. 10.1(b))
        10.8(b)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996
        10.8(c)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 25,
                            1996
        10.8(d)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            10, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.8(e)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            16, 1996
        10.8(f)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated December
                            30, 1996
        10.8(g)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated May 13,
                            1997
        10.8(h)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 20,
                            1997
        10.8(i)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 11,
                            1997
        10.8(j)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 21,
                            1997
        10.8(k)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated August 14,
                            1997
        10.8(l)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            29, 1997
        10.9**           -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Emerging Markets Growth Fund, Inc.
        10.10**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Emerging Markets
                            Growth Fund, Inc.
        10.11            -- Intentionally Omitted
        10.12**          -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Capital International Emerging Markets Funds
        10.13**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Capital International
                            Emerging Markets Funds
        10.14+           -- Restated and Amended Global TeleSystems Group, Inc.
                            Non-Employee Directors' Stock Option Plan
        10.15+           -- Restated and Amended GTS-Hermes, Inc. 1994 Stock Option
                            Plan
        10.16**          -- Restricted Stock Grant letter, dated as of January 1,
                            1995
        10.17+++++++     -- Employment Agreement dated as of April 1, 1999 between
                            the Company and H. Brian Thompson
        10.18++++++++    -- Employment Agreement dated as of March 22, 1999 between the Company and Robert Amman
        10.19++++++++    -- Employment Agreement dated as of January 3, 1995 between the Company and Gerard Caccappolo
        10.20++++++++    -- Employment Agreement dated as of July 1, 1998 between
                            Esprit Telecom and Hans Peter Kohlhammer
        10.21++++++++    -- Employment Agreement dated as of February 22, 1999
                            between the Company and Robert Schriesheim

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.22**          -- SFMT, Inc. Equity Compensation Plan
        10.23**          -- Form of Non-Statutory Stock Option Agreement
        10.24+           -- Third Amended and Restated 1992 Stock Option Plan of
                            Global TeleSystems Group Inc. dated as of September 25,
                            1997
        10.25**          -- GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                            Option Grant
        10.26**          -- Agreement on the Creation and Functions of the Joint
                            Venture of EDN Sovintel, dated June 18, 1990
        10.27**          -- Stock Purchase Agreement among Global TeleSystems Group,
                            Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                            Limited, and MTU-Inform, dated September 6, 1995
        10.28**          -- Certificate of Registration of Revised and Amended
                            Foundation Document in the State Registration of
                            Commercial Organizations, dated May 30, 1996
        10.29**          -- Agreement on the Creation and Functions of the Joint
                            Venture Sovam Teleport, dated May 26, 1992
        10.30**          -- Amended and Restated Joint Venture Agreement between GTS
                            Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and
                            Erik Jennes, dated July 6, 1995
        10.31**          -- Amended and Restated Shareholders' Agreement between HIT
                            Rail B.V., GTS-Hermes, Inc., Nationale Maatschappij Der
                            Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                            Hermes Europe Railtel B.V., dated July, 1997
        10.31(a)**       -- Shareholders' Agreement among the Hermes Europe Railtel,
                            B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB
                            Swed Carrier (incorporated by reference to Exhibit 10.1
                            to the Hermes Europe Railtel B.V.'s Registration
                            Statement on Form S-4 (File No. 333-37719) filed on
                            December 11, 1997) (supersedes the Amended and Restated
                            Shareholders' Agreement incorporated by reference as
                            Exhibit 10.31 to this Registration Statement)
        10.32**          -- Company Agreement between The Societe National de
                            Financement, GTS S.A.M. and The Principality of Monaco,
                            dated September 27, 1995
        10.33**          -- Joint Venture Agreement between SFMT-Hungaro Inc. and
                            Montana Holding Vagyonkezelo Kft., dated December 23,
                            1993
        10.34**          -- Joint Venture and Shareholders' Agreement among Gerard
                            Aircraft Sales and Leasing Company, SFMT-Hungaro Inc.,
                            and Microsystem Telecom Rt., dated August 5, 1994
        10.35**          -- Agreement on the Establishment of Limited Liability
                            Company between SFMT-Czech, Inc. and B&H s.r.o., dated
                            July 12, 1994
        10.36**          -- Formation of the Equity Joint Venture between GTS and
                            SSTIC, dated April 12, 1995
        10.37**          -- Contract to Establish the Sino-foreign Cooperative Joint
                            Venture Beijing Tianmu Satellite Communications
                            Technology Co., Ltd, amended, by and between China
                            International Travel Service Telecom Co., Ltd. and
                            American China Investment Corporation, dated March 27,
                            1996
        10.38**          -- Joint Venture Contract between GTS TransPacific Ventures
                            Limited and Shanghai Intelligence Engineering, Inc.,
                            dated March 28, 1996
        10.39**          -- Agreement between Global TeleSystems Group, Inc. and
                            Cesia S.A., dated June 21, 1997
        10.40**          -- Consulting Agreement between SFMT, Inc. and Alan B.
                            Slifka, dated March 1, 1994
        10.41**          -- Consulting Agreement between Global TeleSystems Group,
                            Inc. and Bernard J. McFadden, dated August 15, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.42**          -- Consulting Agreement between CESIA S.A. and Hermes Europe
                            Railtel B.V., dated June 20, 1997
        10.43++          -- Master Agreement, dated June   , 1998 between Ebone
                            Holding Association, Ebone A/S, Hermes Europe Railtel
                            Holdings B.V. and Hermes Europe Railtel (Ireland) Limited
        10.44+++         -- Plusnet Acquisition Agreement between Esprit Telecom
                            Group plc and Plusnet Gesellschaft fur Netzwerk Services
                            GmbH
        10.45****        -- Press Announcement of Esprit Telecom Group plc, dated
                            December 8, 1998, announcing the signing of a definitive
                            offer agreement with Global TeleSystems Group, Inc.
        10.46++++        -- Form of Undertaking of shareholders of NetSource ASA made in connection with the acquisition of NetSource ASA by
                            Global TeleSystems Group, Inc.
        10.47++++        -- Form of Amendment Agreement to the Undertaking of
                            shareholders of NetSource ASA made in connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.48++++        -- Form of Waiver Agreement in made connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.49++++        -- Form of Waiver Agreement with certain shareholders of
                            NetSource ASA made in connection with the acquisition of
                            NetSource ASA by Global TeleSystems Group, Inc.
        10.50+++++       -- Indenture dated as of December 18, 1997 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 11 1/2% Dollar Senior Notes due
                            2007 and 11 1/2% DM Senior Notes due 2007
        10.51+++         -- Indenture dated as of June 24, 1998 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 10 7/8% Dollar Senior Notes due
                            2008 and 11% DM Senior Notes due 2008
        10.52***         -- Supplemental Indenture, dated December 23, 1998 of
                            $230,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.53***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            125,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.54***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            150,000,000 11% Senior Notes due 2008, supplementing the
                            indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer and The Bank of New York, as
                            Trustee, Registrar and Paying Agent
        10.55***         -- Supplemental Indenture, dated December 23, 1998 of
                            $150,000,000 10 7/8% Senior Notes due 2008, supplementing
                            the indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.56*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc., and Apax Funds
                            Nominees Limited and Warburg, Pincus Ventures, L.P. and
                            Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
                            Smith Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation, Bear, Stearns & Co. Inc.,
                            Dresdner Kleinwort Benson North American LLC, BT Alex.
                            Brown Incorporated, Lehman Brothers Inc., Prudential
                            Securities Incorporated, ING Baring Furman Selz LLC,
                            BancBoston Robertson Stephens Inc., CIBC Oppenheimer
                            Corp., ABN AMRO Incorporated, Arnhold and S.
                            Bleichroeder, Inc. and Credit Suisse First Boston
                            Corporation.
        10.57*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc. and Merrill Lynch &
                            Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Bear, Stearns & Co., Inc., BT Alex. Brown Incorporated,
                            and Lehman Brothers Inc.
        10.58*****       -- Agreement for the transfer of Omnicom Shares dated as of
                            April 14, 1999 by and among Alain Nicolazzi, Florent
                            Martenne-Duplan, Philippe Ait Yahia and various other
                            Omnicom shareholders and Esprit Telecom Holdings, Limited
                            and Global TeleSystems Group, Inc.
        12.1++++++       -- Statement Re: Computation of Deficiency of Earnings
                            Available to Cover Fixed Charges
        21.1++++++++     -- List of Subsidiaries of the Registrant
        23.1#            -- Consent of Ernst & Young LLP, Independent Auditors
        23.2##           -- Consent of PricewaterhouseCoopers, Independent
                            Accountants
        23.3###          -- Consent of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant (included in his opinion delivered under
                            Exhibit No. 5.1)
        24.1###          -- Powers of Attorney
        27.1++++++++     -- Financial Data Schedule extracted from our December 31,
                            1999 financial statements


---------------

      # Filed herewith.
     ## To be filed by amendment.

     ### Previously filed.

      * Incorporated by reference to the corresponding exhibit to our Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 23, 1999.
     ** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-36555), filed on September 26, 1997.
     *** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-4 (File No. 333-68511), filed on December 8, 1998.
   **** Incorporated by reference to the corresponding exhibit to the Esprit
        Telecom Group plc Annual Report on Form 20-F for the year ended September 30, 1998, filed on December 24, 1998.
  ***** Incorporated by reference to the corresponding exhibit to our Current
        Report on Form 8-K, dated April 14, 1999 and filed on April 28, 1999 ****** Incorporated by reference to the corresponding exhibit to our Quarterly
        Report on Form 10-Q for the three month period ended March 31, 1999, filed on May 17, 1999
******* Incorporated by reference to the corresponding exhibit to the Global
        TeleSystems Europe B V Registration Statement on Form S-4/A (File No. 333-94339), filed on February 2, 2000.

        + Incorporated by reference to the corresponding exhibit to our Annual
          Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

       ++ Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-52733), filed on May 14, 1998.

      +++ Incorporated by reference to the corresponding exhibit to the Esprit
          Telecom Group plc Registration Statement on Form F-4 (File No. 333-9292), filed on August 13, 1998.

     ++++ Incorporated by reference to the corresponding exhibit to the Global
          TeleSystems Group, Inc. Form 8-K, filed on November 30, 1998.

     +++++ Incorporated by reference to the corresponding exhibit to the Esprit
           Telecom Group plc Registration Statement on Form F-1 (File No. 333-8012), filed on December 10, 1997.

   ++++++ Incorporated by reference to the corresponding exhibit to our Amendment No. 1 Registration Statement on Form S-3 (File No. 333-78097), filed on June 3, 1999.

  +++++++ Incorporated by reference to Exhibit No. 10 to the Company's Report on
          Form 10-Q for the quarter ended March 31, 1999.

 ++++++++ Incorporated by reference to the correspondingly numbered Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.